The Cash Management Trust of America
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$144,853
Class B	$1,709
Class C	$1,089
Class F	$281
Total	$147,932
Class 529-A	$2,652
Class 529-B	$30
Class 529-C	$127
Class 529-E	$131
Class 529-F	$75
Class R-1	$229
Class R-2	$7,038
Class R-3	$5,024
Class R-4	$2,574
Class R-5	$1,939
Total	$19,819

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0185
Class B	$0.0145
Class C	$0.0136
Class F	$0.0176
Class 529-A	$0.0179
Class 529-B	$0.0137
Class 529-C	$0.0133
Class 529-E	$0.0159
Class 529-F	$0.0183
Class R-1	$0.0138
Class R-2	$0.0139
Class R-3	$0.0158
Class R-4	$0.0177
Class R-5	$0.0191

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	7,998,220
Class B	111,078
Class C	70,920
Class F	19,681
Total	8,199,899
Class 529-A	156,432
Class 529-B	2,664
Class 529-C	10,460
Class 529-E	9,141
Class 529-F	4,380
Class R-1	17,211
Class R-2	543,018
Class R-3	358,782
Class R-4	149,335
Class R-5	125,851
Total	1,377,274

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00